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                                                                      EXHIBIT 12


                     MAJORITY WRITTEN CONSENT OF DIRECTORS
                                      of
                               AVE, INCORPORATED
                            (A Nevada Corporation)


The undersigned persons, constituting all of the members of the Board of Directors ("Board") of AVE, INCORPORATED, a Nevada corporation (the "Company"), hereby take the following action by unanimous written consent in lieu of meeting, pursuant to Section 17-16-821 of the Nevada Business Corporation Act:.

         WHEREAS, the Board of Directors, in the interest of establishing headquarters of the Company in Arapahoe County, Colorado and in support of the detail needed to set up a functioning organization hereby finds for the following changes to the bylaws of AVE, Inc.:

         BE IT RESOLVED by the Company's Board of Directors, after giving due consideration to the matters presented for action by means hereof, that:

         1. Changes to the Bylaws of AVE, Inc. The AVE, Inc. Bylaws be changed as shown below:

               Article I, Section 1.         The principal office be changed
                                             from Washoe County, Nevada to
                                             Arapahoe County, Colorado.

               Article II, Section 4.        Change the newspaper of general
                                             circulation from one in Washoe
                                             County, Nevada to one in Arapahoe
                                             County, Colorado.

               Article III, Section 2.       Change the number of Directors from
                                             two to five.

               Article III, Section 12.      Conduct of meeting be changed from
                                             President to CEO.

               Article IV, Section 1.        Add CEO to the list of officers of
                                             the Company.

               Article IV, Section 3.        Change to say "The Board may elect,
                                             and may empower the CEO to
                                             appoint...

               Article IV, Section 6.        Change the first sentence to read,
                                             "The President or Chairman shall be
                                             the chief executive officer and
                                             general manager of the
                                             corporation."

         2. Corporate Bank Account. That the Chief Financial Officer shall be authorized to establish a corporate bank account and it shall be required that all checks must have two signatures, one of which must be the Chief Financial Officer. The signatories authorized shall be Dan Smith, Gene Klawetter and George Sullivan.


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         3. Stock Compensation Plan. That the Company adopt a Stock Compensation
Plan with number of shares authorized not to exceed 1,000,000 shares a copy of which is attached.

         4. Compensatory Stock Option Plan. That the Company adopt a Compensatory Stock Option Plan with number of shares authorized not to exceed 4,000,000 shares a copy of which is attached.

         5. Appointment of Auditor. (a) That the accounting firm of

                         Stark Tinter and Associates
                         Certified Public Accountants
                         5299 DTC Boulevard, Suite 300
                         Englewood, CO 80111

                  is appointed as the Company's auditor and independent public accountant within the meaning of the rules and regulations of the Securities and Exchange Commission, and (b) no approval of shareholders shall be needed to dismiss such firm as the Company's auditors or from time to time to engage one or more other accounting firms as the Company's auditors, the vote of a majority of the Board of Directors being sufficient for such purpose.

         6. Engagement of Attorney. That the following named individual

                         David J. Babiarz
                         Overton, Babiarz & Sykes, P.C.
                         5675 DTC Parkway, Suite 200
                         Englewood, CO 80111

                  be appointed as the Company's attorney.

         7. Stock Transfer Agent. That the Board authorize as corporate stock transfer agent

                         Corporate Stock Transfer
                         Republic Plaza
                         370 Seventeenth Street, Suite 2350
                         Denver, CO 80202-4614

         8. 504-D Subscription Agreement. That the Board authorize the attached 504-D Subscription Agreement for use with the issuance of 504-D shares.

         9. 144 Restricted Stock Subscription Agreement. That the Board authorize the attached 144 Restricted Stock Subscription Agreement for use with the issuance of 144 Restricted shares.

         FURTHER RESOLVED, to adopt the authorization to issue up to 2,000,000 shares of unrestricted 504-D shares at a price not less than $0.50 per share.

         FURTHER RESOLVED, to modify the Articles of Incorporation of AVE, Inc. to increase the authorized shares from 15,000,000 to 20,000,000 in order



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to provide for an Employee Stock Option Plan and an Employee Stock Compensation
Plan.

         IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above actions and proceedings effective as of the date set forth below.

Dated: January 20, 1998



    /s/ R. GENE KLAWETTER                           /s/ TOM ATHANS
---------------------------------            -------------------------------
 R. Gene Klawetter, Chairman                           Tom Athans


Seal


     /s/ HENRI HORNBY
---------------------------------
        Henri Hornby



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